                                                                    EXHIBIT 4.9


No U                                                           _________ Shares

                                FOREST OIL CORPORATION
                 INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK
   THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. OR IN CALGARY, ALBERTA

THIS IS TO CERTIFY THAT

                                                             SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS

                                                             CUSIP 346091 10 1



IS THE OWNER OF

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
              OF THE PAR VALUE OF TEN CENTS ($.10) PER SHARE, OF ============================= FOREST OIL CORPORATION =======================
transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the seal of the Corporation and the signatures of its duly authorized Officers.

Dated


   /s/  DANIEL L. McNAMARA                        /s/  WILLIAM L. DORN
------------------------------    [SEAL]     ------------------------------
     Daniel L. McNamara                             William L. Dorn
                     SECRETARY                                    PRESIDENT

Countersigned and Registered by
                      MELLON SECURITIES TRUST COMPANY
                                (NEW YORK)
                                               Transfer Agent and Registrar

By


                                                       Authorized Signature

                                FOREST OIL CORPORATION
     The Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is at the time authorized to issue any class of preferred shares in series, the designations, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. Such request may be made to the transfer agent or the Secretary of the Corporation.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, dated as of October 14, 1993 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void.

                        _____________________________

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM =as tenants in common         UNIF GIFT MIN ACT--......Custodian.......
TEN ENT =as tenants by the entireties                    (Cust)         (Minor)
JT TEN  =as joint tenants with right                     under Uniform Gifts to
         of survivorship and not as                      Minors Act............
         tenants in common                                              (State)

   Additional abbreviations may also be used though not in the above list.

   For Value Received, _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

______________________________________

_____________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________________________________________________________________

_____________________________________________________________________________

______________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________ Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated _____________________________


_____________________________________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
        WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.